UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2005
INTERWOVEN, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

803 11th Avenue, Sunnyvale, CA	94089

(Address of principal executive offices)	(Zip Code)
(408) 774-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

ITEM 5.03: Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On November 13, 2005, the Board of Directors of Interwoven, Inc. (“Interwoven”) approved an amendment to Article II, Section 2.4 of Interwoven’s Amended and Restated Bylaws, effective immediately, to change the list of persons with authority to call a special meeting of Interwoven’s Board of Directors to the Chairman of the Board, the President, the Lead Independent Director or any two directors then in office. Prior to the amendment, special meetings of Interwoven’s Board of Directors could be called by the Chairman of the Board, the President or a majority of the members of the Board of Directors then in office. The amended Section 2.4 of Article II will read in its entirety as follows:
     “Section 2.4:     Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Lead Independent Director or any two members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand-delivery, telegram, telex, mailgram, facsimile, electronic mail or other means of electronic transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.”
     A complete copy of Interwoven’s Amended and Restated Bylaws reflecting the foregoing amendment is expected to be filed as an exhibit to Interwoven’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
Date: November 17, 2005	By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr.
Senior Vice President and kdChief Financial Officer